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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 15, 2002

                                  I-many, Inc.
             ------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
             ------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

           000-30883                                     01-0524931
---------------------------------            ----------------------------------
   (Commission File Number)                 (I.R.S. Employer Identification No.)


           537 Congress Street
           5th Floor
           Portland, Maine                               04101-3353
  ---------------------------------          ----------------------------------
(Address of Principal Executive Offices)                (Zip Code)


                                 (207) 774-3244
                        --------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 ---------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     As recommended by the Audit Committee of the Board of Directors of the Registrant, the Board of Directors decided to no longer engage Arthur Andersen LLP ("Andersen") as I-many's independent auditors. The engagement of Andersen terminated effective on May 15, 2002.

     Andersen's reports on I-many's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During I-many's two most recent fiscal years and through May 15, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on I-many's financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

     I-many provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated May 20, 2002, stating its agreement with such statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     16.1 Letter of Arthur Andersen LLP dated May 20, 2002.

                                      -2-


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        I-MANY, INC.



                                        By: /s/ Robert G. Schwartz, Jr.
                                           --------------------------------
                                           Robert G. Schwartz, Jr.
                                           Vice President, General Counsel
                                             and Secretary

May 21, 2002

                                      -3-

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                                INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------

16.1              Letter of Arthur Andersen LLP dated May 20, 2002.